Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR THIRD-QUARTER 2021
RUSTON, Louisiana (October 27, 2021) - Origin Bancorp, Inc. (Nasdaq: OBNK) ("Origin" or the "Company"), the holding company for Origin Bank (the "Bank"), today announced net income of $27.0 million for the quarter ended September 30, 2021, or $1.14 diluted earnings per share, compared to net income of $27.7 million for the quarter ended June 30, 2021, or $1.17 diluted earnings per share. Net income was $13.1 million, or $0.56 diluted earnings per share for the quarter ended September 30, 2020. Pre-tax, pre-provision earnings for the quarter were $29.3 million, a 1.4% increase on a linked quarter basis, and a 2.1% decrease from the third quarter of 2020.
“Origin Bancorp delivered another strong quarter of earnings as our bankers remained focused on the fundamental core aspects of our business,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “I’m very pleased with the 9% annualized growth on loans excluding PPP and mortgage warehouse. I’m also proud to announce that we have entered into an agreement to acquire The Lincoln Agency, an insurance agency operating out of North Louisiana. This acquisition provides the opportunity to augment noninterest income and create additional long-term value for our company. As the economic outlook continues to improve, Origin is in a position of strength to drive value for our employees, customers, communities and shareholders.”
Financial Highlights
•Total LHFI at September 30, 2021, excluding PPP and mortgage warehouse lines of credit, were $4.26 billion, reflecting a $95.9 million or 2.3% increase compared to the linked quarter, and an increase of $214.2 million, or 5.3% compared to September 30, 2020. Total LHFI, excluding PPP and mortgage warehouse lines of credit, grew at an annualized rate of 9.2% during the current quarter.
•Total securities grew $512.4 million, or 50.1%, to $1.54 billion at September 30, 2021, compared to $1.02 billion at June 30, 2021, and increased $687.9 million, or 81.2%, compared to September 30, 2020.
•Total deposits grew $130.4 million, or 2.2%, to $6.16 billion at September 30, 2021, compared to $6.03 billion at June 30, 2021, and increased $222.8 million, or 3.8%, compared to September 30, 2020. Noninterest-bearing deposits grew $119.1 million, or 6.4%, compared to June 30, 2021, and $380.7 million, or 23.8%, compared to September 30, 2020.
•Provision for credit losses was a net benefit of $3.9 million for the quarter ended September 30, 2021, compared to a net benefit of $5.6 million for the linked quarter and a provision expense of $13.6 million for the quarter ended September 30, 2020.
•Cost of total deposits was 0.21% for the quarter ended September 30, 2021, compared to 0.22% for the linked quarter and 0.42% for the quarter ended September 30, 2020.
•Nonperforming LHFI to total LHFI improved to 0.47% at September 30, 2021, compared to 0.57% at June 30, 2021 and 0.54% at September 30, 2020.
•The Company has reached an agreement with the Lincoln Agency, a full-service insurance agency providing personal and business insurance to communities located in and surrounding Ruston, Louisiana, to acquire the remaining 62% ownership, bringing the Company's total ownership to 100%.

Results of Operations for the Three Months Ended September 30, 2021
Net Interest Income and Net Interest Margin

Net interest income for the quarter ended September 30, 2021, was $52.5 million, a decrease of $1.8 million, or 3.2%, compared to the linked quarter. The decrease was primarily due to a $2.3 million decrease in interest income earned on the total loan portfolio offset by a $326,000 increase in interest income earned on total investment securities. The decrease in interest income earned on the total loan portfolio was primarily driven by a $366.4 million decrease in the average balance of total loans caused primarily by decreases of $242.0 million and $158.5 million in average PPP loan balances and average mortgage warehouse lines of credit loan balances, respectively, as the outstanding PPP loan balances declined through the SBA's forgiveness process and mortgage warehouse lines of credit continued to normalize. Net interest income, excluding interest earned on PPP loans and mortgage warehouse lines of credit, increased $1.6 million for the quarter ended September 30, 2021, compared to the linked quarter. The increase in interest income earned on total securities was primarily due to a $103.4 million increase in the average balance of total securities.
The yield earned on interest-earning assets for the quarter ended September 30, 2021, was 3.33%, a decrease of 11 basis points compared to the linked quarter and a 31 basis point decrease compared to the quarter ended September 30, 2020. Excluding PPP loans, the yield earned on interest-earning assets was 3.25%, a 12 basis point decrease compared to the linked quarter. The rate paid on total interest-bearing liabilities for the quarter ended September 30, 2021, was 0.53%, representing no change from the linked quarter and a decrease of 22 basis points compared to the quarter ended September 30, 2020.
The fully tax-equivalent net interest margin ("NIM") was 3.02% for the current quarter, a 10 basis point decrease and a 16 basis point decrease from the linked quarter and the quarter ended September 30, 2020, respectively. Excluding PPP loans, the fully tax-equivalent NIM was 2.94%, a 12 basis point decrease and a 34 basis point decrease from the linked quarter and the quarter ended September 30, 2020, respectively. The decline in NIM was primarily due to pricing pressure in a continued low interest rate environment and increases in liquidity resulting from a shift in balance sheet composition as PPP loan balances continued to decline and mortgage warehouse loan volume continued to normalize. This excess liquidity was the primary cause of the increase in average balances of lower-yielding interest-bearing deposits due from banks and investment securities.
Credit Quality
The table below includes key credit quality information:

	At and for the three months ended
(Dollars in thousands)	September 30, 2021	June 30, 2021	$ Change	% Change
Allowance for loan credit losses	$69,947	$77,104	$(7,157)	(9.3)%
Classified loans	75,591	83,427	(7,836)	(9.4)
Total nonperforming LHFI	24,555	30,502	(5,947)	(19.5)
Provision for credit losses	(3,921)	(5,609)	1,688	(30.1)
Net charge-offs	2,891	2,808	83	3.0
Credit quality ratios:
Allowance for loan credit losses to nonperforming LHFI	284.86%	252.78%	N/A	3208 bp
Allowance for loan credit losses to total LHFI	1.35	1.43	N/A	-8 bp
Allowance for loan credit losses to total LHFI excluding PPP and warehouse loans (1)	1.63	1.84	N/A	-21 bp
Nonperforming LHFI to LHFI	0.47	0.57	N/A	-10 bp
Net charge-offs to total average LHFI (annualized)	0.22	0.20	N/A	2 bp
___________________________
(1)Please see the Loan Data schedule at the back of this document for additional information.
The Company recorded a credit loss provision net benefit of $3.9 million during the quarter ended September 30, 2021, compared to a credit loss provision net benefit of $5.6 million recorded during the linked quarter. The release of provision reflects the continued improvement in forecasted economic conditions at September 30, 2021, and improvements in most credit loss metrics. While economic forecasts have improved, uncertainty remains for the remainder of 2021 due to risks related to the resurgence or lingering effects of COVID-19, rising inflation and labor pressures, as well as continued global supply-chain disruptions.

Overall, most credit metrics improved in the current quarter compared to the linked quarter. The allowance for loan credit losses to nonperforming LHFI increased to 284.86% at September 30, 2021, compared to 252.78% at June 30, 2021. The Company's quarterly net charge-offs were stable, and nonperforming LHFI declined $5.9 million, when compared to the linked quarter. Classified loans declined $8.7 million at September 30, 2021, compared to June 30, 2021, and represented 1.52% of LHFI, excluding PPP loans.
Noninterest Income
Noninterest income for the quarter ended September 30, 2021, was $15.9 million, an increase of $3.5 million, or 28.0%, from the linked quarter. The increase from the linked quarter was primarily driven by increases of $2.3 million and $703,000 in limited partnership investment income and swap fee income, respectively.
The $2.3 million increase in limited partnership investment income was primarily due to valuation increases of the investments in two of the limited partnership funds. The $703,000 increase in swap fee income was driven by swap commission fees earned on a new swap contract executed during the current quarter.
Noninterest Expense
Noninterest expense for the quarter ended September 30, 2021, was $39.2 million, an increase of $1.3 million, compared to the linked quarter. This increase was primarily driven by an increase of $1.3 million in salaries and employee benefit expenses primarily due to a $1.0 million increase in medical self-insurance costs driven by higher medical claims during the quarter ended September 30, 2021, and the addition of 12 full-time equivalent employees.
Financial Condition
Loans
•Total LHFI decreased $209.0 million compared to the linked quarter and decreased $425.4 million compared to September 30, 2020.
•Total LHFI at September 30, 2021, were $4.26 billion, excluding PPP and mortgage warehouse lines of credit, reflecting a $95.9 million, or 2.3% increase, compared to the linked quarter and an increase of $214.2 million, or 5.3%, compared to September 30, 2020.
•PPP loans, net of deferred fees and costs, totaled $217.0 million at September 30, 2021, a decrease of $153.0 million compared to the linked quarter and a decrease of $335.4 million compared to September 30, 2020. Net deferred loan fees and costs on PPP loans were $6.3 million at September 30, 2021, $9.3 million at June 30, 2021, and $12.1 million at September 30, 2020.
•Mortgage warehouse lines of credit decreased $151.9 million compared to the linked quarter and decreased $304.2 million compared to September 30, 2020.
•Average LHFI decreased $370.3 million, compared to the linked quarter, and decreased $155.4 million compared to the quarter ended September 30, 2020.
•Average LHFI, excluding PPP and mortgage warehouse lines of credit, increased $30.2 million, compared to the linked quarter, and increased $178.5 million compared to the quarter ended September 30, 2020.
Total LHFI at September 30, 2021, were $5.19 billion, reflecting a decrease of 3.9% compared to the linked quarter and a decrease of 7.6%, compared to September 30, 2020. The decrease in LHFI compared to the linked quarter, was primarily driven by decreases in PPP loans and mortgage warehouse lines of credit, respectively, as the outstanding PPP loan balances declined primarily through the SBA's forgiveness process and mortgage warehouse lines of credit continued to normalize.

Securities
•Total securities increased $512.4 million compared to the linked quarter and increased $687.9 million, compared to September 30, 2020.
•Average securities increased $103.4 million, compared to the linked quarter, and increased $341.2 million compared to the quarter ended September 30, 2020.

Total securities at September 30, 2021, were $1.54 billion, reflecting an increase of 50.1% compared to the linked quarter and an increase of 81.2%, compared to September 30, 2020. The overall increase in securities reflects a shift in balance sheet composition as liquidity surged due to declines in PPP and mortgage warehouse lines of credit loan balances due to the SBA's forgiveness process and the normalization of mortgage warehouse lines of credit.

Deposits
•Total deposits increased $130.4 million and $222.8 million compared to the linked quarter and September 30, 2020, respectively.
•Noninterest-bearing deposits grew $119.1 million, or 6.4%, compared to June 30, 2021, and $380.7 million, or 23.8%, at September 30, 2020.

The increase in total deposits from the linked quarter is driven by increases of $141.4 million and $119.1 million in interest-bearing demand and noninterest-bearing deposits, respectively. The increase was partially offset by a decrease of $102.5 million in money market deposits. The increase from September 30, 2020 is driven by increases of $469.2 million, $380.7 million and $285.3 million in interest-bearing demand, noninterest-bearing deposits and money market deposits, respectively. These increases were partially offset by a decrease of $835.9 million in brokered deposits.
Business depositors drove an increase of $197.6 million in noninterest-bearing demand and interest-bearing deposits compared to the linked quarter, which was offset by a $149.9 million decrease in money market deposits from business depositors. Increases of $708.1 million and $162.0 million in deposits from business depositors and public funds, respectively, drove the increase in total deposits compared to September 30, 2020.
For the quarter ended September 30, 2021, average noninterest-bearing deposits as a percentage of total average deposits were 31.7%, compared to 29.4% for the linked quarter, and 30.4% for the quarter ended September 30, 2020.
Borrowings
•Average FHLB advances and other borrowings for the quarter ended September 30, 2021, increased slightly by $1.2 million or 0.4%, and decreased by $279.2 million or 51.4%, compared to the linked quarter and the quarter ended September 30, 2020, respectively.
The increase in average FHLB advances and other borrowings from linked quarter is driven by a $1.2 million increase in repurchase agreements. The decrease in average FHLB advances and other borrowings from the quarter ended September 30, 2020 is mainly due to a $209.3 million decrease in the balance of Federal Reserve PPP Liquidity Facility funds, as the Company repaid all advances under this facility prior to the end of the September 30, 2020 quarter.
Stockholder's Equity
Stockholders' equity was $705.7 million at September 30, 2021, an increase of $17.4 million compared to $688.2 million at June 30, 2021, and an increase of $78.0 million compared to $627.6 million at September 30, 2020. The increase from the linked quarter was primarily due to net income for the quarter of $27.0 million, which was partially offset by other comprehensive loss, net of tax and the quarterly dividend declared during the quarter ended September 30, 2021. The increase from the September 30, 2020, quarter was primarily driven by net income retained during the intervening period.
Conference Call
Origin will hold a conference call to discuss its third quarter 2021 results on Thursday, October 28, 2021, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial (844) 695-5516; International: (412) 902-6750 and request to be joined into the Origin Bancorp, Inc. (OBNK) call. A simultaneous audio-only webcast may be accessed via Origin's website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting: https://services.choruscall.com/mediaframe/webcast.html?webcastid=8RDDBYaT.

If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin's website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.

About Origin Bancorp, Inc.
Origin is a financial holding company headquartered in Ruston, Louisiana. Origin's wholly-owned bank subsidiary, Origin Bank, was founded in 1912. Deeply rooted in Origin's history is a culture committed to providing personalized, relationship banking to its clients and communities. Origin provides a broad range of financial services to businesses, municipalities, high net-worth individuals and retail clients. Origin currently operates 44 banking centers located from Dallas/Fort Worth and Houston, Texas across North Louisiana and into Mississippi. For more information, visit www.origin.bank.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin's future financial performance, business and growth strategy, projected plans and objectives, including the Company’s loan loss reserves and allowance for credit losses related to the COVID-19 pandemic and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including expectations regarding efforts to respond to the COVID-19 pandemic and changes to interest rates by the Federal Reserve and the resulting impact on Origin's results of operations, estimated forbearance amounts and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control. Statements or statistics preceded by, followed by or that otherwise include the words "anticipates," "believes," "estimates," "expects," “foresees,” "intends," "plans," "projects," and similar expressions or future or conditional verbs such as "could," "may," “might,” "should," "will," and "would" or variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin's future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the continuing duration and impacts of the COVID-19 global pandemic and continuing development and distribution of COVID-19 vaccines, as well as other efforts to contain the virus's transmission, including the effect of these factors and developments on Origin’s business, customers and economic conditions generally, as well as the impact of the actions taken by governmental authorities to address the impact of COVID-19 on the United States economy, including, any economic stimulus legislation; deterioration of Origin's asset quality; factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin's primary market areas; the financial health of Origin's commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin's loans; Origin’s ability to anticipate interest rate changes and manage interest rate risk; the effectiveness of Origin’s risk management framework and quantitative models; the risk of widespread inflation; Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; business and economic conditions generally and in the financial services industry, nationally and within Origin's primary market areas; changes in Origin’s operation or expansion strategy or Origin's ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin's ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin’s business; volatility and direction of market interest rates; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; changes in the laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations, periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; compliance with governmental and regulatory requirements, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin's non-GAAP liquidity measurements and its underlying assumptions or estimates; uncertainty regarding the future of the London Interbank Offered Rate and the impact of any replacement alternatives on Origin’s business; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin’s control; and system failures, cybersecurity threats or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-

looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the COVID-19 pandemic and the impact of varying governmental responses that affect Origin's customers and the economies where they operate. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue. Annualized, pro forma, adjusted, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.
Contact:
Chris Reigelman, Origin Bancorp, Inc.
318-497-3177 / chris@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data

	At and for the three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Income statement and share amounts	(Dollars in thousands, except per share amounts, unaudited)
Net interest income	$52,541	$54,292	$55,239	$51,819	$50,617
Provision for credit losses	(3,921)	(5,609)	1,412	6,333	13,633
Noninterest income	15,923	12,438	17,131	15,381	18,051
Noninterest expense	39,165	37,832	39,436	38,884	38,734
Income before income tax expense	33,220	34,507	31,522	21,983	16,301
Income tax expense	6,242	6,774	6,009	4,431	3,206
Net income	$26,978	$27,733	$25,513	$17,552	$13,095
Pre-tax, pre-provision ("PTPP") earnings (1)	$29,299	$28,898	$32,934	$28,316	$29,934
Basic earnings per common share	1.15	1.18	1.09	0.75	0.56
Diluted earnings per common share	1.14	1.17	1.08	0.75	0.56
Dividends declared per common share	0.13	0.13	0.10	0.10	0.0925
Weighted average common shares outstanding - basic	23,429,705	23,410,693	23,393,356	23,392,684	23,374,496
Weighted average common shares outstanding - diluted	23,613,010	23,604,566	23,590,430	23,543,917	23,500,596

Balance sheet data
Total LHFI	$5,187,288	$5,396,306	$5,849,760	$5,724,773	$5,612,666
Total assets	7,470,478	7,268,068	7,563,175	7,628,268	7,101,338
Total deposits	6,158,768	6,028,352	6,346,194	5,751,315	5,935,925
Total stockholders' equity	705,667	688,235	656,355	647,150	627,637

Performance metrics and capital ratios
Yield on LHFI	4.05%	4.00%	4.03%	3.89%	4.02%
Yield on interest earnings assets	3.33	3.44	3.58	3.47	3.64
Cost of interest bearing deposits	0.30	0.31	0.37	0.43	0.61
Cost of total deposits	0.21	0.22	0.26	0.31	0.42
Net interest margin, fully tax equivalent	3.02	3.12	3.22	3.07	3.18
Net interest margin, excluding PPP loans, fully tax equivalent (2)	2.94	3.06	3.15	3.17	3.28
Return on average stockholders' equity (annualized)	15.21	16.54	15.73	10.92	8.28
Return on average assets (annualized)	1.43	1.49	1.40	0.97	0.77
PTPP return on average stockholders' equity (annualized) (1)	16.52	17.23	20.30	17.61	18.92
PTPP return on average assets (annualized) (1)	1.56	1.55	1.81	1.57	1.77
Efficiency ratio (3)	57.21	56.69	54.49	57.86	56.41
Book value per common share	$30.03	$29.28	$27.94	$27.53	$26.70
Tangible book value per common share (1)	28.76	28.01	26.66	26.23	25.39
Common equity tier 1 to risk-weighted assets (4)	11.24%	11.03%	10.16%	9.95%	9.93%
Tier 1 capital to risk-weighted assets (4)	11.39	11.19	10.32	10.11	10.09
Total capital to risk-weighted assets (4)	14.88	14.85	13.92	13.79	12.48
Tier 1 leverage ratio (4)	9.21	8.87	8.67	8.62	9.19
____________________________
(1)PTPP earnings, PTPP return on average stockholders' equity, PTPP return on average assets and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, please see the last two pages.
(2)Net interest margin, excluding PPP loans, fully tax-equivalent is calculated by removing average PPP loans from average interest earning assets, and removing the associated interest income (net of 35 basis points assumed cost of funds on average PPP loan balances) from net-interest income.
(3)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(4)September 30, 2021, ratios are estimated and calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income

	Three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Interest and dividend income	(Dollars in thousands, except per share amounts, unaudited)
Interest and fees on loans	$53,182	$55,529	$56,810	$54,193	$54,150
Investment securities-taxable	3,449	3,115	3,300	3,154	2,704
Investment securities-nontaxable	1,582	1,590	1,672	1,708	1,571
Interest and dividend income on assets held in other financial institutions	538	414	345	367	375
Total interest and dividend income	58,751	60,648	62,127	59,422	58,800
Interest expense
Interest-bearing deposits	3,255	3,417	3,789	4,582	5,698
FHLB advances and other borrowings	1,118	1,106	1,269	1,339	1,564
Subordinated debentures	1,837	1,833	1,830	1,682	921
Total interest expense	6,210	6,356	6,888	7,603	8,183
Net interest income	52,541	54,292	55,239	51,819	50,617
Provision for credit losses	(3,921)	(5,609)	1,412	6,333	13,633
Net interest income after provision for credit losses	56,462	59,901	53,827	45,486	36,984
Noninterest income
Service charges and fees	3,973	3,739	3,343	3,420	3,268
Mortgage banking revenue	2,728	2,765	4,577	6,594	9,523
Insurance commission and fee income	3,451	3,050	3,771	2,732	3,218
Gain on sales of securities, net	—	5	1,668	225	301
Loss on sales and disposals of other assets, net	(8)	(42)	(38)	(33)	(247)
Limited partnership investment income	3,078	801	1,772	368	130
Swap fee income	727	24	348	233	110
Change in fair value of equity investments	19	—	—	—	—
Other fee income	783	623	771	604	576
Other income	1,172	1,473	919	1,238	1,172
Total noninterest income	15,923	12,438	17,131	15,381	18,051
Noninterest expense
Salaries and employee benefits	23,629	22,354	22,325	22,475	22,597
Occupancy and equipment, net	4,353	4,349	4,339	4,271	4,263
Data processing	2,329	2,313	2,173	2,178	2,065
Electronic banking	997	989	961	942	954
Communications	359	514	415	449	422
Advertising and marketing	863	748	680	1,108	1,281
Professional services	912	836	973	1,176	785
Regulatory assessments	664	544	1,170	1,135	1,310
Loan-related expenses	1,949	2,154	1,705	1,856	1,809
Office and operations	1,598	1,498	1,454	1,472	1,367
Intangible asset amortization	194	222	234	237	237
Franchise tax expense	598	629	619	665	511
Other expenses	720	682	2,388	920	1,133
Total noninterest expense	39,165	37,832	39,436	38,884	38,734
Income before income tax expense	33,220	34,507	31,522	21,983	16,301
Income tax expense	6,242	6,774	6,009	4,431	3,206
Net income	$26,978	$27,733	$25,513	$17,552	$13,095
Basic earnings per common share	$1.15	$1.18	$1.09	$0.75	$0.56
Diluted earnings per common share	1.14	1.17	1.08	0.75	0.56

Origin Bancorp, Inc.
Selected Year-to-Date Financial Data

	Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2021	2020
Income statement and share amounts	(Unaudited)	(Unaudited)
Net interest income	$162,072	$139,717
Provision for credit losses	(8,118)	53,567
Noninterest income	45,492	49,271
Noninterest expense	116,433	113,051
Income before income tax expense	99,249	22,370
Income tax expense	19,025	3,565
Net income	$80,224	$18,805
PTPP earnings (1)	$91,131	$75,937
Basic earnings per common share (2)	3.43	0.81
Diluted earnings per common share(2)	3.40	0.80
Dividends declared per common share	0.36	0.278
Weighted average common shares outstanding - basic	23,413,794	23,358,672
Weighted average common shares outstanding - diluted	23,606,597	23,498,838

Performance metrics
Yield on LHFI	4.03%	4.28%
Yield on interest earning assets	3.45	3.85
Cost of interest bearing deposits	0.33	0.87
Cost of total deposits	0.23	0.62
Net interest margin, fully tax equivalent	3.12	3.22
Net interest margin, excluding PPP loans, fully tax equivalent (3)	3.05	3.28
Return on average stockholders' equity (annualized)	15.81	4.05
Return on average assets (annualized)	1.44	0.41
PTPP return on average stockholders' equity (annualized) (1)	17.96	16.37
PTPP return on average assets (annualized) (1)	1.64	1.64
Efficiency ratio (4)	56.09	59.82
____________________________
(1)PTPP earnings, PTPP return on average stockholders' equity, and PTPP return on average assets are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, please see the last two pages.
(2)Due to the combined impact of the repurchase of common stock on the quarterly average common shares outstanding calculation compared to the impact of the repurchase of common stock shares on the year-to-date average common outstanding calculation, and the effect of rounding, the sum of the quarterly earnings per common share may not equal the year-to-date earnings per common share amount.
(3)Net interest margin, excluding PPP loans, fully tax-equivalent is calculated by removing average PPP loans from average interest-earning assets, and removing the associated interest income (net of 35 basis points assumed cost of funds on average PPP loan balances) from net interest income.
(4)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.

Origin Bancorp, Inc.
Consolidated Balance Sheets

(Dollars in thousands)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Assets	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Cash and due from banks	$124,515	$155,311	$64,330	$60,544	$61,250
Interest-bearing deposits in banks	227,450	289,421	200,571	316,670	160,661
Total cash and cash equivalents	351,965	444,732	264,901	377,214	221,911
Securities:
Available for sale	1,486,543	973,948	980,132	1,004,674	797,260
Held to maturity, net of allowance for credit losses	37,702	37,835	37,983	38,128	38,193
Securities carried at fair value through income	10,876	10,973	11,077	11,554	11,813
Total securities	1,535,121	1,022,756	1,029,192	1,054,356	847,266
Non-marketable equity securities held in other financial institutions	45,144	41,468	47,274	62,586	38,052
Loans held for sale	109,956	124,710	144,950	191,512	155,525
Loans	5,187,288	5,396,306	5,849,760	5,724,773	5,612,666
Less: allowance for loan credit losses	69,947	77,104	85,136	86,670	81,643
Loans, net of allowance for loan credit losses	5,117,341	5,319,202	5,764,624	5,638,103	5,531,023
Premises and equipment, net	80,740	80,133	81,064	81,763	79,254
Mortgage servicing rights	16,000	16,081	17,552	13,660	14,322
Cash surrender value of bank-owned life insurance	38,162	37,959	37,757	37,553	37,332
Goodwill and other intangible assets, net	29,830	30,024	30,246	30,480	30,717
Accrued interest receivable and other assets	146,219	151,003	145,615	141,041	145,936
Total assets	$7,470,478	$7,268,068	$7,563,175	$7,628,268	$7,101,338
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,980,107	$1,861,016	$1,736,534	$1,607,564	$1,599,436
Interest-bearing deposits	3,600,654	3,554,427	3,962,082	3,478,985	3,640,587
Time deposits	578,007	612,909	647,578	664,766	695,902
Total deposits	6,158,768	6,028,352	6,346,194	5,751,315	5,935,925
FHLB advances and other borrowings	309,152	314,123	325,751	984,608	360,325
Subordinated debentures	157,357	157,298	157,239	157,181	78,596
Accrued expenses and other liabilities	139,534	80,060	77,636	88,014	98,855
Total liabilities	6,764,811	6,579,833	6,906,820	6,981,118	6,473,701
Stockholders' equity
Common stock	117,480	117,511	117,444	117,532	117,533
Additional paid-in capital	237,928	237,338	236,934	237,341	236,679
Retained earnings	338,387	314,472	289,792	266,628	251,427
Accumulated other comprehensive income	11,872	18,914	12,185	25,649	21,998
Total stockholders' equity	705,667	688,235	656,355	647,150	627,637
Total liabilities and stockholders' equity	$7,470,478	$7,268,068	$7,563,175	$7,628,268	$7,101,338

Origin Bancorp, Inc.
Loan Data

	At and for the three months ended
(Dollars in thousands, unaudited)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
LHFI
Commercial real estate	$1,590,519	$1,480,536	$1,454,649	$1,387,939	$1,367,916
Construction/land/land development	518,920	497,170	548,236	531,860	560,857
Residential real estate	913,411	966,301	904,753	885,120	832,055
Total real estate loans	3,022,850	2,944,007	2,907,638	2,804,919	2,760,828
Paycheck Protection Program	216,957	369,910	584,148	546,519	552,329
Commercial and industrial	1,218,246	1,200,881	1,250,350	1,271,343	1,263,279
Mortgage warehouse lines of credit	713,339	865,255	1,090,347	1,084,001	1,017,501
Consumer	15,896	16,253	17,277	17,991	18,729
Total LHFI	5,187,288	5,396,306	5,849,760	5,724,773	5,612,666
Less: allowance for loan credit losses	69,947	77,104	85,136	86,670	81,643
LHFI, net	$5,117,341	$5,319,202	$5,764,624	$5,638,103	$5,531,023

Nonperforming assets
Nonperforming LHFI
Commercial real estate	$672	$1,544	$1,085	$3,704	$4,669
Construction/land/land development	592	621	2,431	2,962	2,976
Residential real estate	9,377	10,571	10,692	6,530	8,259
Commercial and industrial	13,873	17,723	19,094	12,897	14,255
Consumer	41	43	56	56	69
Total nonperforming LHFI	24,555	30,502	33,358	26,149	30,228
Nonperforming loans held for sale	2,074	1,606	963	681	483
Total nonperforming loans	26,629	32,108	34,321	26,830	30,711
Repossessed assets	4,574	4,723	3,893	1,927	718
Total nonperforming assets	$31,203	$36,831	$38,214	$28,757	$31,429
Classified assets	$80,165	$88,150	$99,214	$109,708	$101,577
Past due LHFI (1)	25,954	30,446	26,574	25,763	29,194

Allowance for loan credit losses
Balance at beginning of period	$77,104	$85,136	$86,670	$81,643	$70,468
Provision for loan credit losses	(4,266)	(5,224)	1,360	6,784	12,970
Loans charged off	3,035	3,010	3,027	2,089	2,293
Loan recoveries	144	202	133	332	498
Net charge-offs	2,891	2,808	2,894	1,757	1,795
Balance at end of period	$69,947	$77,104	$85,136	$86,670	$81,643

Origin Bancorp, Inc.
Loan Data - Continued

	At and for the three months ended
(Dollars in thousands, unaudited)	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Credit quality ratios
Total nonperforming assets to total assets	0.42%	0.51%	0.51%	0.38%	0.44%
Total nonperforming loans to total loans	0.50	0.58	0.57	0.45	0.53
Nonperforming LHFI to LHFI	0.47	0.57	0.57	0.46	0.54
Past due LHFI to LHFI	0.50	0.56	0.45	0.45	0.52
Allowance for loan credit losses to nonperforming LHFI	284.86	252.78	255.22	331.45	270.09
Allowance for loan credit losses to total LHFI	1.35	1.43	1.46	1.51	1.45
Allowance for loan credit losses to total LHFI excluding PPP and warehouse loans (2)	1.63	1.84	2.02	2.10	2.00
Net charge-offs to total average LHFI (annualized)	0.22	0.20	0.21	0.13	0.13
Net charge-offs to total average LHFI (annualized), excluding PPP loans	0.24	0.23	0.23	0.14	0.15
____________________________
(1)Past due LHFI are defined as loans 30 days or more past due. There were $266,000 of past due PPP loans at September 30, 2021, that are fully guaranteed by the SBA.
(2)The allowance for loan credit losses ("ACL") to total LHFI excluding PPP and warehouse loans is calculated by excluding the ACL for warehouse loans from the numerator and excluding the PPP and warehouse loans from the denominator. Due to their low-risk profile, mortgage warehouse loans require a disproportionately low allocation of the allowance for loan credit losses.

Origin Bancorp, Inc.
Average Balances and Yields/Rates

	Three months ended
	September 30, 2021		June 30, 2021		September 30, 2020
	Average Balance	Yield/Rate	Average Balance	Yield/Rate	Average Balance	Yield/Rate

Assets	(Dollars in thousands, unaudited)
Commercial real estate	$1,505,731	4.08%	$1,465,799	4.12%	$1,344,853	4.29%
Construction/land/land development	527,881	4.10	516,794	4.18	575,080	4.42
Residential real estate	936,375	4.14	929,332	4.11	787,247	4.32
Paycheck Protection Program ("PPP")	279,578	5.24	521,551	4.27	550,377	2.48
Commercial and industrial excl. PPP	1,212,797	3.88	1,240,252	3.80	1,295,105	4.09
Mortgage warehouse lines of credit	660,715	3.58	819,233	3.63	723,876	3.87
Consumer	16,222	5.81	16,632	5.83	18,209	6.23
LHFI	5,139,299	4.05	5,509,593	4.00	5,294,747	4.02
Loans held for sale	72,739	3.85	68,797	3.51	88,811	2.77
Loans receivable	5,212,038	4.05	5,578,390	3.99	5,383,558	4.00
Investment securities-taxable	853,277	1.60	749,538	1.67	539,993	1.99
Investment securities-nontaxable	280,189	2.24	280,504	2.27	252,304	2.48
Non-marketable equity securities held in other financial institutions	43,725	2.22	46,898	2.12	39,229	2.53
Interest-bearing balances due from banks	610,863	0.19	417,782	0.16	204,288	0.24
Total interest-earning assets	7,000,092	3.33	7,073,112	3.44	6,419,372	3.64
Noninterest-earning assets(1)	464,721		401,839		327,213
Total assets	$7,464,813		$7,474,951		$6,746,585

Liabilities and Stockholders' Equity
Liabilities
Interest-bearing liabilities
Savings and interest-bearing transaction accounts	$3,657,625	0.25%	$3,774,529	0.23%	$3,011,389	0.39%
Time deposits	582,384	0.67	631,654	0.78	730,705	1.50
Total interest-bearing deposits	4,240,009	0.30	4,406,183	0.31	3,742,094	0.61
FHLB advances and other borrowings	263,956	1.68	262,806	1.69	543,195	1.15
Subordinated debentures	157,321	4.63	157,276	4.67	78,585	4.66
Total interest-bearing liabilities	4,661,286	0.53	4,826,265	0.53	4,363,874	0.75
Noninterest-bearing liabilities
Noninterest-bearing deposits	1,965,843		1,837,823		1,633,510
Other liabilities(1)	134,079		138,165		119,668
Total liabilities	6,761,208		6,802,253		6,117,052
Stockholders' Equity	703,605		672,698		629,533
Total liabilities and stockholders' equity	$7,464,813		$7,474,951		$6,746,585
Net interest spread		2.80%		2.91%		2.89%
Net interest margin		2.98		3.08		3.14
Net interest margin - (tax- equivalent)(2)		3.02		3.12		3.18
Net interest margin excluding PPP loans - (tax- equivalent)(3)		2.94		3.06		3.28%

____________________________
(1)Includes Government National Mortgage Association ("GNMA") repurchase average balances of $51.3 million, $60.3 million, and $31.7 million for the three months ended September 30, 2021, June 30, 2021, and September 30, 2020, respectively. The GNMA repurchase asset and liability are recorded as equal offsetting amounts in the consolidated balance sheets, with the asset included in Loans held for sale and the liability included in FHLB advances and other borrowings.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.
(3)Net interest margin, excluding PPP loans, fully tax-equivalent is calculated by removing average PPP loans from average interest-earning assets, and removing the associated interest income (net of 35 basis points assumed cost of funds on average PPP loan balances) from net interest income.

Origin Bancorp, Inc.
Non-GAAP Financial Measures

	At and for the three months ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020

Calculation of Tangible Common Equity:	(Dollars in thousands, except per share amounts, unaudited)
Total common stockholders' equity	$705,667	$688,235	$656,355	$647,150	$627,637
Less: goodwill and other intangible assets, net	29,830	30,024	30,246	30,480	30,717
Tangible Common Equity	$675,837	$658,211	$626,109	$616,670	$596,920

Calculation of Tangible Book Value per Common Share:
Divided by common shares outstanding at the end of the period	23,496,058	23,502,215	23,488,884	23,506,312	23,506,586
Tangible Book Value per Common Share	$28.76	$28.01	$26.66	$26.23	$25.39

Calculation of PTPP Earnings:
Net Income	$26,978	$27,733	$25,513	$17,552	$13,095
Plus: provision for credit losses	(3,921)	(5,609)	1,412	6,333	13,633
Plus: income tax expense	6,242	6,774	6,009	4,431	3,206
PTPP Earnings	$29,299	$28,898	$32,934	$28,316	$29,934

Calculation of PTPP ROAA and PTPP ROAE:
PTPP Earnings	$29,299	$28,898	$32,934	$28,316	$29,934
Divided by number of days in the quarter	92	91	90	92	92
Multiplied by the number of days in the year	365	365	365	366	366
Annualized PTPP Earnings	$116,241	$115,910	$133,566	$112,648	$119,085

Divided by total average assets	$7,464,813	$7,474,951	$7,382,495	$7,164,028	$6,746,585
PTPP ROAA (annualized)	1.56%	1.55%	1.81%	1.57%	1.77%

Divided by total average stockholder's equity	$703,605	$672,698	$657,863	$639,508	$629,533
PTPP ROAE (annualized)	16.52%	17.23%	20.30%	17.61%	18.92%

Origin Bancorp, Inc.
Non-GAAP Financial Measures

	Nine Months Ended September 30,
(Dollars in thousands, except per share amounts, unaudited)	2021	2020
Calculation of PTPP Earnings:
Net Income	$80,224	$18,805
Plus: provision for credit losses	(8,118)	53,567
Plus: income tax expense	19,025	3,565
PTPP Earnings	$91,131	$75,937

Calculation of PTPP ROAA and PTPP ROAE:
PTPP Earnings	$91,131	$75,937
Divided by number of days in this period	273	274
Multiplied by the number of days in the year	365	366
Annualized PTPP Earnings	$121,842	$101,434

Divided by total average assets	$7,441,055	$6,200,273
PTPP ROAA (annualized)	1.64%	1.64%

Divided by total average stockholder's equity	$678,223	$619,567
PTPP ROAE (annualized)	17.96%	16.37%